                                                                   EXHIBIT 10.12

                               November 24, 1999

James Griffin
V.P. Manufacturing
Ciena Corporation/Core Switching Division
10201 Bubb Road
Cupertino, CA  95014

          Re: Sublease Amendment

Dear Jim:

This Letter Agreement is entered into between Durect Corporation ("Sublessor") and Ciena Corporation ("Sublessee") for the purpose of amending the Sublease Agreement between Sublessor and Sublessee dated March 10, 1999 ("Sublease") to include additional space as part of the Subleased Premises for a specified duration during the Term of the Sublease.

Ciena and Durect hereby agree that effective as of November 29, 1999 until March 31, 2000:

          a. The Subleased Premises as defined in Section 2 of the Sublease shall include all of the space designated as Area W1 on Exhibit B of the Sublease (a copy of which is attached hereto for convenience of reference) which is deemed to contain 3,655 rentable square feet ("Additional Space").


     b. The Base Monthly Rent as defined in Section 4 A of the Sublease shall be $34,128.60.

     c. Sublessee's Pro Rata Share as defined in Section 4 B for the purposes of computing Additional Rent shall be forty-nine percent (49%).

     d. Sublessor and Sublessee acknowledge that Sublessee intends to provide heating and/or air conditioning to the Additional Space, whereas Sublessor will continue to use the space designated as Area W2 on Exhibit B of the Sublease for warehouse and storage use and will not be providing air conditioning or heating to such space. Therefore, with respect to the allocation of Utilities in Section 8 A of the Sublease, Sublessee's share shall be fifty-nine percent (59%).

     e. This terms of this Letter Agreement shall terminate on March 31, 2000 in which event Sublessee shall surrender the Additional Space in accordance with the terms of Section 20 of the Sublease.

     f. Except as specifically provided herein, all other terms of the Sublease shall remain unaltered.

If the foregoing is acceptable, please sign below where indicated to acknowledge acceptance of this Letter Agreement by Sublessee.

                              Very truly yours,

                              /s/ Thomas A. Schreck
                              ---------------------

                              Thomas A. Schreck
                              Chief Financial Officer

APPROVED AND ACCEPTED:

Ciena Corporation:

By /s/ Jim Griffin
   ---------------

Title Vice President, Manufacturing
      -----------------------------

Date  November 29, 1999
      -----------------


ACKNOWLEDGED AND CONSENT GRANTED:
Provided that this Sublease Agreement does not modify or change in anyway the Excess Rents due DeAnza as described in letter dated July 13, 1999

De Anza Enterprises, Ltd.

By /s/ Wade H. Hover
   ------------------------

Title Manager
      ---------------------

Date November 30, 1999
     ----------------------

                                   SUBLEASE
                                   --------


     THIS SUBLEASE ("Sublease") is dated for reference purposes as of March 10, 1999, and is made by and between Durect Corporation, a Delaware corporation ("Sublessor"), and Lightera Networks, Inc., a Delaware corporation ("Sublessee"). Sublessor and Sublessee hereby agree as follows:

     1.  Recitals:  This Sublease is made with reference to the fact that De
         --------
Anza Enterprises, as landlord ("Master Lessor"), and Sublessor, as tenant, entered into that certain Modified Net Single Tenant Lease Agreement dated February 18, 1999 (the "Master Lease"), for the lease of certain real property located at 10240 Bubb Road, Cupertino, California (the "Master Premises"). A copy of the Master Lease is attached hereto as Exhibit A. Capitalized terms
                                               ---------
used and not defined herein shall have the meaning ascribed to them in the Master Lease.

     2.  Subleased Premises:  Subject to the terms and conditions of this
         ------------------
Sublease, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, a portion of the building located on the Master Premises, which portion is deemed to contain 11,072 rentable square feet and is more particularly described on Exhibit B attached hereto and incorporated herein
                               ---------
by reference (hereinafter, the "Subleased Premises").

         A.  Shared Space.  The space identified as "common area" on Exhibit B
             ------------                                            ---------
shall constitute "Shared Space". All space within the Master Premises other than the Subleased Premises and the Shared Space is reserved for the exclusive use of Sublessor or Sublessor's other tenants, if any. Subject to the terms and conditions set forth herein, Sublessee and its employees, agents and invitees shall have the non-exclusive right with Sublessor and its employees, agents and invitees to use the Shared Space, except that Sublessee shall only be entitled to non-exclusive use of thirty (30) parking spaces located on the Master Premises. Sublessor makes no warranty express or implied with respect to the condition of the Shared Space or any equipment located therein. Sublessee shall be responsible for any damage to the Shared Space caused by Sublessee or its employees, agents, invitees or contractors. Sublessor shall be responsible for any damage to the Shared Space caused by Sublessor or its employees, agents, invitees or contractors. Sublessor may from time to time promulgate reasonable rules and regulations for the care and orderly management of the Shared Space and the safety of Sublessor, Sublessee and their employees, agents and invitees. Such rules and regulations shall be binding upon Sublessee upon delivery of a copy thereof to Sublessee, and Sublessee agrees to abide by such rules and regulations.

     3.  Term:
         ----

         A.  Term.  The term (the "Term") of this Sublease shall be for the
             ----
period commencing on the later of: (i) March 15,1999 or (ii) the date by which the Master Lessor's consent to the Sublease is obtained (the "Commencement Date") and ending twenty-four (24) months thereafter ("Expiration Date"), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms.

         B.  No Option to Extend.  Sublessee shall have no option to extend the
             -------------------
Term of this Sublease. However, if at any time during the Term, Sublessor, in its sole and absolute discretion, determines that it desires to sublet, rather than occupy, the Subleased Premises after the expiration date of this Sublease, and if Sublessee is not then in default (or would not then be in default but for the pendency of any grace period) under this Sublease, then prior to offering the Subleased Premises to any third party, Sublessor shall give Sublessee written notice of such determination to Sublessee (the "Offer Notice"). The Offer Notice shall state the terms on which Sublessor is willing to sublease the Subleased Premises after the expiration of the Term. If, within ten (10) days after receipt of Sublessor's notice, Sublessee agrees in writing to sublease the Subleased Premises upon such terms or such other terms as are mutually acceptable to Sublessor and Sublessee, then Sublessor and Sublessee shall execute a sublease upon such terms within twenty (20) days after Sublessee's receipt of Sublessor's Offer Notice. If Sublessee does not deliver its notice of intent to sublease the Subleased Premises within said ten (10)-day period, or if Sublessor and Sublessee do not enter into a fully executed sublease within said twenty (20)-day period, then this right of first offer to sublease shall lapse and be of no further force or effect; in such event, Sublessor shall have the right to sublease the Subleased Premises to a third party on any other terms more or less favorable than those offered herein to Sublessee. This right of first offer is personal to Sublessee and is not transferable.

     4.  Rent:
         ----

         A.  Base Month Rent.  Commencing on the Commencement Date and
             ---------------
continuing throughout the initial term of this Sublease, Sublessee shall pay monthly rent ("Base Monthly Rent") to Sublessor in the amount of Twenty-six Thousand Eight Hundred and Eighteen Dollars and Sixty Cents ($26,818.60), the amount of $1000 of which shall be attributable to Sublessee's rental of certain office furniture owned by Sublessor, an inventory of which shall be agreed upon by Sublessee and Sublessor and attached hereto as Exhibit C no later than ten
(10) days after the Commencement Date. Base Monthly Rent and Additional Rent, as defined in Paragraph 4.B below, (collectively, hereinafter "Rent") shall be paid in advance on or before the first (1st) day of each month. Rent shall be payable without notice or demand and without any deduction, offset, or, except as otherwise provided herein, abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublessor at 10240 Bubb Road, Cupertino, California, Attention: Chief Financial Officer, or such other address as may be designated in writing by Sublessor.

         B.  Additional Rent.  All monies other than Base Monthly Rent required
             ---------------
to be paid by Sublessee under this Sublease, including, without limitation, (i) all amounts payable by Sublessor to the Master Lessor with respect to or reasonably allocate to the Subleased Premises (including, without limitation, Sublessee's Pro Rata Share of Real Property Taxes as defined in Article 15 of the Master Lease) (ii) Sublessee's share of costs for Utilities (as set forth in Paragraph 8 below), (iii) Sublessee's Pro Rata Share of costs of insurance premiums and deductibles incurred by Sublessor for insurance maintained by Sublessor pursuant to Article 23 of the Master Lease, and (iv) Sublessee's Pro Rata Share of Maintenance Expenses (as defined in Paragraph 7 hereof), shall be deemed additional rent ("Additional Rent") and shall be payable within twenty
(20) days after receiving an invoice from Sublessor, except that Sublessee's Pro Rata Share of Real Property Taxes shall be paid within ten (10) days after receiving Sublessor's invoice. The term "Sublessee's Pro Rata Share" shall mean that amount, expressed as a percentage, equal to the number of square feet included in the Subleased Premises divided by the number of square feet in the building located on the Master Premises. The parties hereto acknowledge that except as otherwise provided herein, Sublessee's Pro Rata Share is thirty-seven percent (37%). Sublessee and Sublessor agree, as a material part of the consideration given by Sublessee to Sublessor for this Sublease, except as otherwise provided herein, Sublessee shall pay Sublessee's Pro Rata Share of all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with the Master Lease or the Subleased Premises (excluding, however, costs to the extent arising from (i) any default by Sublessor, through no fault of Sublessee, under the Master Lease or this Sublease, or (ii) Sublessor's or its agents', employees' or contractors' negligence or willful misconduct), such that Sublessor shall receive, as net consideration for this Sublease, full reimbursement thereof to the extent applicable to the Subleased Premises. Notwithstanding the foregoing, in the event any Additional Rent is incurred for Sublessee's sole benefit or as a result of Sublessee's request for certain services (i.e., extra hours' charges, etc.) or otherwise, Sublessee shall pay the entire cost thereof, and such charges shall not be pro rated between Sublessor and Sublessee.

     Sublessee, and not Sublessor, shall be responsible for (i) the prompt and timely payment of any personal property taxes or assessments levied against Sublessee's personal property improvements, alterations or trade fixtures located within the Subleased Premises, (ii) any telephone service provided to the Subleased Premises during the Term, and (iii) any permit, license, governmental fees or charges arising out of Sublessee's specific use and operation of the Subleased Premises.

     Upon the execution of the Lease by Sublessee, Sublessee shall pay to Sublessor Base Month Rent for the month of March, 1999 in the amount of $13,409.30 in immediately available funds.

     5.  Security Deposit:  Upon execution hereof, Sublessee shall deposit with
         ----------------
Sublessor the sum of Twenty-Six Thousand Eight Hundred and Eighteen Dollars and Sixty Cents ($26,818.60) (the "Security Deposit"), in cash, as security for the performance by Sublessee of the terms and conditions of this Sublease. If Sublessee defaults (beyond any applicable notice and cure period) with respect to any provision of this Sublease, then Sublessor may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee, within ten (10) days after receipt of demand by Sublessor therefor, shall deposit cash with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Sublessor may commingle the Security Deposit with its own funds and Sublessee shall not be entitled to interest on the Security Deposit. Within thirty (30) days after the expiration of this Sublease and Sublessee's vacation of the Subleased Premises, Sublessor shall return to Sublessee so much of the Security Deposit as has not been applied by Sublessor pursuant to this Paragraph, or which is not otherwise required to cure Sublessee's defaults.

     6.  Holdover: In the event that Sublessee does not surrender the Subleased
         --------
Premises in accordance with the terms of this Sublease, Sublessee shall indemnify, defend and hold harmless Sublessor from and against all loss, claims, liabilities and damages resulting from Sublessee's delay in surrendering the Subleased Premises in the condition required under the terms of this Sublease and shall pay to Sublessor holdover rent equal to one hundred fifty percent (150%) of Rent payable hereunder.

     7.  Repairs:
         -------

         A. The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an "as is" basis, and that Sublessor has made no representations or warranties, express or implied, with respect to the Subleased Premises, whatsoever, including, without limitation, any representation or warranty as to the suitability of the Subleased Premises for Sublessee's intended use, provided, however, Sublessor hereby agrees that the roof membrane on the Master Premises shall be replaced at no cost to Sublessee within twelve
(12) months following the Commencement Date. Sublessee shall, at its sole cost and expense, keep and maintain in good condition, repair and replace, the Subleased Premises and every part thereof (including, without limitation, improvements constructed by or for the benefit of Sublessee); provided, however, that Sublessee shall not be required to perform (i) any repair, maintenance or improvements to the heating, ventilating, air conditioning, electrical, water, sewer, and plumbing systems which do not exclusively serve the Subleased Premises, it being understood that Sublessor shall be responsible for the repair and maintenance of any building systems which serve the entire Master Premises (except as otherwise set forth in the Master Lease) and Sublessee shall be responsible for the repair and maintenance of any building systems which exclusively serve the Subleased Premises, or (ii) any maintenance or repair obligations to the Subleased Premises which are required to be performed by Sublessor under this Sublease or Master Lessor under the Master Lease. If any repair, maintenance or improvements are (i) required to be performed by Sublessor under the Master Lease and not required to be performed by Sublessee hereunder, or (ii) required to be paid for by Sublessor under the Master Lease (including, without limitation, the cost of repairs set forth in Section 18.C of the Master Lease and the cost of any maintenance contracts required to be carried by Sublessor under the Master Lease), Sublessee shall reimburse Sublessor for Sublessee's pro rata share of costs incurred by Sublessor to perform or to pay for the foregoing (collectively "Maintenance Expenses") within twenty (20) days after receiving an invoice therefor from Sublessor; provided, however, that Sublessee shall have no obligation to reimburse Sublessor for any Maintenance Expenses applicable to building equipment or systems exclusively serving any portion of the Master Premises other than the Subleased Premises and Shared Space. Notwithstanding anything to the contrary contained in this Sublease, Sublessor shall have no obligation to perform any repairs or any other obligation of Master Lessor required to be performed by Master Lessor under the terms of the Master Lease (including, without limitation Master Lessor's obligations under Articles 17, 24 and 25 of the Master Lease and Master Lessor's obligation to comply with laws) and Sublessee shall look solely to Master Lessor for performance of said obligations; provided, however, Sublessor shall request performance of the same in writing from Master Lessor promptly after being requested to do so by Sublessee, and shall use Sublessor's reasonable good faith efforts (provided Sublessee pays all costs incurred by Sublessor in connection therewith, unless the matter at issue also affects the portion of the Master Premises retained for the exclusive use of Sublessor, in which event Sublessee shall only be required to pay an equitable share of such costs as reasonably determined by Sublessor) to obtain Master Lessor's performance.

         B. Notwithstanding anything to the contrary contained in this Sublease, (i) there shall be no abatement of Rent or liability of Sublessor on account of any (a) injury or interference with Sublessee's business (including loss of profits) with respect to any improvements, alterations or repairs made by Sublessor to the Subleased Premises or Master Premises or any part thereof or
(b) the cessation of any utilities supplied to the Subleased Premises or the limitation, curtailment, rationing or restrictions required by and governmental authority on the use of water, electricity, or any other form of energy serving the Subleased Premises, and (ii) Sublessor shall not be responsible for repairs required by an accident, fire or other peril, or for damage caused to any part of the Subleased Premises or Master Premises by any act, negligence or omission of Sublessee or its agents, contractors, employees or invitees. It is an express condition precedent to all obligations of Sublessor to repair and maintain the Subleased Premises that Sublessee shall have notified Sublessor of the need for such repairs and maintenance, whereupon Sublessor shall promptly commence and diligently prosecute its repair obligations. Sublessee hereby waives the benefits of any statute which would afford Sublessee the right to make repairs at Sublessor's expense including but not limited to Sections 1941 and 1942 of the Civil Code of California, or to terminate this Sublease because of Sublessor's failure to keep the Subleased Premises or Master Premises in good order, condition and repair.

     8.  Utilities:
         ---------

         A. The parties acknowledge that other than the Subleased Premises to be occupied by Sublessee hereunder, the Shared Space, and that portion of the Master Premises occupied by Sublessor consisting of 10,421 square feet (as shown on Exhibit B hereto), the remaining portion of the Master Premises ("Area W1" and "Area W2" as shown on Exhibit B hereto) shall be used solely for warehouse and storage use, and therefore solely with regard to allocation of the cost of Utilities, Sublessee's share shall be fifty-one percent (51%) of the costs incurred by Sublessor for all Utilities set forth in Article 16 of the Master Lease, which amount shall be payable by Sublessee to Sublessor as Additional Rent. Sublessor agrees that heating and air conditioning shall not be provided to Area W1 and Area W2 without prior written notice to Sublessee. In the event Sublessor desires to: (a) change the use of Area W1 or Area W2 to any other use other than warehouse and storage use or (b) provide heating or air conditioning to Area W1 or W2, then Sublessor shall provide prior written notice to Sublessee, in which event Sublessor and Sublessee shall agree to an equitable allocation of the cost of Utilities.

         B. Sublessor shall provide air conditioning to the Subleased Premises consistent with the normal capacity (as opposed to maximum capacity) of the current air conditioning system in the Master Premises Monday through Friday 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 12:00 p.m., Sundays and holidays excepted. Should Tenant use such services in excess of the foregoing or at hours other than those listed above, Sublessor reserves the right to charge Sublessee for such excess use as Additional Rent and may charge Sublessee as Additional Rent Sublessor's actual costs (as reasonably determined by Sublessor) in providing such excess services. Sublessor shall provide to the Subleased Premises electric power consistent with normal office use for lighting and small office machines such as desktop computers, copiers and fax machines. In addition to Sublessee's Pro Rata Share of utilities set forth hereinabove, Sublessee shall pay to Sublessor the cost of excessive electricity consumed by Sublessee as determined by meter, or if not metered, as otherwise reasonably estimated by Sublessor, plus any actual reasonable accounting expenses incurred by Sublessor in connection with said determination. Sublessor may cause the Subleased Premises to be separately metered at Sublessee's expense, including without limitation, the cost of installing, maintaining, repairing and replacing such meters. Notwithstanding anything to the contrary contained herein, Sublessee shall have no obligation to pay for all or any portion of any excessive utility usage by Sublessor.

     9.  Indemnity:
         ---------

         A. Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, protect and hold Sublessor harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including, without limitation, reasonable attorneys' and experts' fees), to the extent caused by or arising in connection with: (i) the use or occupancy by Sublessee or its agents, employees, contractors or invitees of the Subleased Premises or the condition of the Subleased Premises; (ii) the negligence or willful misconduct of Sublessee or its agents, employees, contractors or invitees, except to the extent caused by the negligence or willful misconduct of Sublessor or its authorized employees, agents or contractors; (iii) a breach of Sublessee's obligations under this Sublease; and
(iv) a breach (through no fault of Sublessor) of Sublessee's obligations under the Master Lease to the extent such obligations are incorporated herein by this Sublease. Sublessee's indemnification of Sublessor shall survive termination of this Sublease.

         B. Sublessor shall indemnify, defend with counsel reasonably acceptable to Sublessee, protect and hold Sublessor harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including, without limitation, reasonable attorneys' and experts' fees), to the extent caused by or arising in connection with: (i) the negligence or willful misconduct of Sublessor or its agents, employees, contractors or invitees; or (ii) a breach (through no fault of Sublessee) of Sublessor's obligations as "Tenant" under the Master Lease to the extent such obligations are not incorporated herein as obligations of Sublessee under this Sublease. Sublessor's indemnification of Sublessee shall survive termination of this Sublease.

     10. Right to Cure Defaults:
         ----------------------

         A. If Sublessee fails to pay any sum of money to Sublessor, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, after passage of any applicable notice and cure periods, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor within ten (10) days after receipt of demand, together with interest thereon at the rate set forth in
Article 34 of the Master Lease (the "Interest Rate") from the date of the expenditure until repaid.

         B. If Sublessor is in default (beyond the applicable notice and cure period) of any of its monetary obligations under the Master Lease, then Sublessee may, at its option, cure such default, and Sublessee shall be entitled to collect promptly from Sublessor, Sublessee's reasonable expenses in so doing; provided, however, that (i) Master Lessor accepts such performance by Sublessee on behalf of Sublessor, (ii) if Sublessor notifies Sublessee that it disputes any amount demanded by Master Lessor, Sublessee shall not make any such payment to Master Lessor unless Master Lessor has provided a three-day notice to pay such amount or forfeit the Master Lease, and (iii) Sublessee shall have provided Sublessor with at least two (2) business days' written notice of such intention to cure, and Sublessor shall not cure such default within two (2) business days after receiving such notice. Additionally, if Sublessor fails to perform any of its repair and maintenance obligations hereunder within a reasonable time, but in no event later than thirty (30) days after Sublessor's receipt of written notice from Sublessee (or such longer period of time if such default cannot reasonably be cured within said thirty (30)-day period, provided Sublessor commences such cure within said thirty (30)-day period and thereafter diligently prosecutes such cure to completion), Sublessee may perform such repair and maintenance work. If Sublessee so performs such repair and maintenance work, the full amount of the reasonable and actual cost and expense incurred by Sublessee shall be owed by Sublessor to Sublessee, and Sublessor shall within ten (10) days after its receipt of written demand from Sublessee pay to Sublessee the full amount thereof, it being understood, however, that Sublessee may enforce its right to such reimbursement by legal action, if necessary, but in no event shall Sublessee be entitled to offset or otherwise deduct such amounts from Rent.

     11.  Assignment and Subletting: Subject to the terms of Article 26 of the
          -------------------------
Master Lease, incorporated herein, as modified by the terms of this Sublease, Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, "Transfer"), without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, and Master Lessor. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Any Transfer without such consent shall be void and, at the option of Sublessor, shall terminate this Sublease. Sublessor's waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides. As a condition of granting its consent to any Transfer, Sublessor may require Sublessee to pay to Sublessor fifty percent (50%) of all Excess Rents received by Sublessee which remain after the portion of such Excess Rents which is payable to Master Lessor under the Master Lease is deducted therefrom. As used herein, the term "Excess Rents" shall mean all Rents and other consideration payable by a subtenant or assignee to Sublessee in connection with the Transfer (as more particularly described in Section 26 F. of the Master Lease), less any brokerage commissions, costs incurred by Sublessee with respect to alterations or improvements made to the portion of the Subleased Premises that is the subject of the Transfer, and reasonable attorneys' fees incurred by Sublessee in connection with the Transfer. Notwithstanding anything to the contrary contained in this Sublease or in the Master Lease, (i) Sublessee may assign this Sublease or sublet the Premises, or any portion thereof, without Sublessor's consent, to (a) any entity which controls, is controlled by, or is under common control with Sublessee, (b) to any entity which results from a merger of, reorganization of, or consolidation with Sublessee, or (c) to any entity which acquires substantially all of the stock or assets of Sublessee, as a going concern, with respect to the business that is being conducted in the Premises; provided that in each of the foregoing Transfers, the net worth of the surviving entity is equal to or greater than that of the Sublessee immediately prior to the date of the Transfer, (ii) Sublessee shall reimburse Sublessor and Master Lessor for all costs and expenses incurred by them in considering any request by Sublessee to a Transfer, and (iii) a bona fide public or private offering of the capital stock of Sublessee shall not be deemed a Transfer.

     12.  Use:
          ---
          A. Sublessee may use the Subleased Premises for general office purposes, final assembly to configure equipment to customers order(s) and final quality assurance testing and for no other use without the express written consent of Sublessor.

          B. Sublessee shall not use, store, keep, handle, manufacture, transport, release, discharge, emit or dispose of any Hazardous Materials (as defined in the Master Lease) in, on, under, about, to or from the Subleased Premises without the prior written consent of Sublessor; provided, however, that Sublessee may, without Sublessor's consent, use, in compliance with all applicable laws, normal types and quantities of Hazardous Materials typically used in connection with general purpose offices (such as copier toner, janitorial supplies and the like). Without limiting the generality of the foregoing, Sublessee, at its sole cost, shall comply with all laws relating to Hazardous Materials. Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor and hold Sublessor harmless from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, reasonable attorneys' fee and consultants' fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature, to the extent caused by the use, storage, handling, manufacture, transportation, release, discharge, emission or disposal of Hazardous Materials on or about the Subleased Premises or Master Premises by Sublessee or its agents, employees, contractors or invitees. Sublessor shall indemnify, defend with counsel reasonably acceptable to Sublessee and hold Sublessee harmless from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, reasonable attorneys' fee and consultants' fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature, to the extent caused by the use, storage, handling, manufacture, transportation, release, discharge, emission or disposal of Hazardous Materials on or about the Subleased Premises or Master Premises by Sublessor or its agents, employees, contractors or invitees.

          C. Sublessee shall not, without the prior written consent of Sublessor, store any materials, supplies, finished or unfinished products or articles of any nature on any area of the Master Premises (including outside the building) except on the Subleased Premises. Sublessor shall not, without the prior written consent of Sublessee, store any materials, supplies, finished or unfinished products or articles of any nature on the Subleased Premises. Sublessee shall not do or permit anything to be done in, on or about the Subleased Premises which would (i) injure the Subleased Premises, or (ii) vibrate, shake, overload, or impair the efficient operation of the Subleased Premises or any portion of the Master Premises or the sprinkler systems, heating, ventilating or air conditioning equipment, or utilities systems located therein. Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Sublessor or Master Lessor.

The obligations of Sublessor and Sublessee under this Paragraph 12 shall survive the expiration or earlier termination of the Term.

     13.  Effect of Conveyance: As used in this Sublease, the term "Sublessor"
          --------------------
means the holder of the Tenant's interest under the Master Lease. In the event of any assignment, transfer or termination of the Tenant's interest under the Master Lease, which assignment, transfer or termination may occur at any time during the Term hereof in Sublessor's sole discretion, Sublessor shall be and hereby is entirely relieved of all covenants and obligations first accruing from and after the date of such transfer so long as such transferee agrees to assume and carry out all covenants and obligations thereafter to be performed by Sublessor hereuder. Sublessor shall transfer and deliver any security of Sublessee to the transferee of the Tenant's interest under the Master Lease, and thereupon Sublessor shall be discharged from any further liability with respect thereto.

     14.  Delivery.  This Sublease shall not be void or voidable, nor shall
          --------
Sublessor be liable to Sublessee for any loss or damage by reason of delays in the Commencement Date or delays in Sublessor delivering the Subleased Premises to Sublessee for any reason whatsoever; provided, however, that in the event that Sublessor does not deliver the Subleased Premises on or before April 1, 1999, then Sublessee may by written notice delivered to Sublessor no later than April 10, 1999 elect to terminate this Sublease.

     15.  Improvements: No alterations or improvements shall be made to the
          ------------
Subleased Premises, except in accordance with this Sublease and the Master Lease, and with the prior written consent, when required, of both Master Lessor and Sublessor. Sublessor shall not be required to provide a tenant improvement allowance to Sublessee in connection with Sublessee's construction of any improvements to the Subleased Premises.

     16.  Release and Waiver of Subrogation: Notwithstanding anything to the
          ---------------------------------
contrary in this Sublease, Sublessor, Sublessee and Master Lessor (by reason of its consent hereto) hereby release each other and their respective employees, agents and assigns from any damage to property or loss of any kind which is caused by or results from any risk insured against under any property insurance policy carried by any of such parties or any risk which would normally be covered by so called "all risk" extended coverage property insurance, without regard to the negligence or willful misconduct of the party so released. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by the policy, and each party shall notify the other party if it is unable to obtain a waiver of subrogation. Sublessor shall not be liable to Sublessee, nor shall Sublessee be entitled to terminate this Sublease or to abate Rent for any reason, including, without limitation, (i) failure or interruption of any utility system or service; or (ii) failure of Master Lessor to maintain the Subleased Premises or the Master Premises as may be required under the Master Lease. The obligations of Sublessor and Sublessee shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of their respective business entity. To the extent that rent is abated with respect to the Subleased Premises under the Master Lease, Sublessee's rental obligations hereunder shall be abated.

     17.  Insurance: Sublessee shall, with respect to this Sublease, obtain and
          ---------
keep in full force and effect, at Sublessee's sole cost and expense, during the Term the same types and amounts of insurance coverage required to be carried by the "Tenant" under the Master Lease, except that instead of the building insurance coverages set forth in Sections 23 B.(3), (4), (5) and (6), Sublessee shall carry (in accordance with the requirements set forth in Article 23 of the Master Lease, as incorporated herein) fire and property damage insurance in so-called "all risk" form insuring Sublessee's personal property, inventory, improvements and alterations to the Subleased Premises made by Sublessee, and trade fixtures within the Subleased Premises, for the full replacement cost thereof. Sublessee shall include Sublessor and Master Lessor as an additional insured in any policy of liability insurance carried by Sublessee in connection with this Sublease.

     18.  Default: Sublessee shall be in material default of its obligations
          -------
under this Sublease if any of the following events occur:

          A. Sublessee fails to pay any Rent when due, when such failure continues for five (5) days after written notice from Sublessor to Sublessee that any such sum is due; or

          B. Sublessee fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) and fails to cure such breach within fifteen (15) days after delivery of a written notice specifying the nature of the breach; provided, however, that if more than fifteen (15) days are reasonably required to remedy the failure, then Sublessee shall not be in default if Sublessee commences the cure within the fifteen (15) day period and thereafter completes the cure within thirty (30) days after the date of the notice; or

          C. Sublessee makes a general assignment of its assets for the benefit of its creditors, including attachment of, execution on, or the appointment of a custodian or receiver with respect to a substantial part of Sublessee's property or any property essential to the conduct of its business; or

          D.  Sublessee abandons the Subleased Premises; or

          E. A petition is filed by or against Sublessee under the bankruptcy laws of the United States or any other debtors' relief law or statute, unless such petition is dismissed within sixty (60) days after filing; or

          F.  A court directs the winding up or liquidation of Sublessee; or

          G. A substantial part of Sublessee's property or any property essential to the conduct of its business is attached or executed upon and not released from the attachment or execution within sixty (60) days; or

          H. A custodian or receiver is appointed for a substantial part of Sublessee's property or any property essential to the conduct of its business and not discharged within sixty (60) days; or

          I. Sublessee commits any other act or omission which constitutes a default under the Master Lease, which has not been cured after delivery of written notice and passage of the applicable grace period provided in the Master Lease as modified, if at all, by the provisions of this Sublease.

     19.  Remedies: In the event of any default by Sublessee, Sublessor shall
          --------
have all remedies provided to the "Landlord" in the Master Lease (including those remedies set forth in Article 27 of the Master Lease, except that the time periods referred to therein shall be reduced to correspond to the cure periods set forth in this Sublease) and by applicable law. Sublessor may resort to its remedies cumulatively or in the alternative.

     20.  Surrender: On or before the Expiration Date or any sooner termination
          ---------
of this Sublease, Sublessee shall remove all of its trade fixtures, personal property and alterations constructed by Sublessee in the Subleased Premises which are required to be removed under the terms of this Sublease and shall surrender the Subleased Premises to Sublessor in the condition required by
Section 13 of the Master Lease and with the furniture listed on Exhibit C accounted for and in the condition existing as of the Commencement Date, normal wear and tear expected. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate.

     21.  Broker: Each party hereto represents and warrants that it has dealt
          ------
with no broker, in connection with this Sublease and the transactions contemplated herein, except Corporate Real Estate Consulting and Cornish & Carey Commercial. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty. Sublessor and Norian Corporation shall pay any brokerage commissions which might be due to Corporate Real Estate Consulting in accordance with Sublessor and Norian Corporation's respective separate agreements with Corporate Real Estate Consulting.

     22.  Notices: Unless at least five (5) days' prior written notice is given
          -------
in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be properly addressed and delivered as follows: (a) personally delivered; or (b) submitted to an overnight courier service, charges prepaid; or (c) deposited in the mail (certified, return-receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and two (2) business days after deposit in the United States mail, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

     23.  Other Sublease Terms:
          --------------------

          A.  Incorporation By Reference. Except as set forth below and except
              --------------------------
as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to this "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Subleased Premises"; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublessor" and "Sublessee", respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, utilities, electricity, repairs (or damage caused by Master Lessor), restoration, insurance, indemnities, reimbursements, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, whether or not incorporated herein, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use

Sublessor's reasonable good faith efforts (provided Sublessee pays all costs incurred by Sublessor in connection therewith, unless the matter at issue also affects the portion of the Master Premises which is not part of the Subleased Premises, in which event Sublessee shall only be required to pay an equitable share of such costs as reasonably determined by Sublessor) to obtain Master Lessor's performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to "Tenant" a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults (provided, however, that if any cure period provides for three (3) days or less to perform, Sublessee shall have one (1) business day to perform); (vi) with respect to any approval required to be obtained from the "Landlord" under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor's consent is not obtained; (vii) in any case where the "Landlord" reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Lessor and Sublessor; (viii) in any case where "Tenant" is to indemnify, release or waive claims against "Landlord", such indemnity, release or waiver shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (ix) in any case where "Tenant" is to execute and deliver certain documents or notices to "Landlord", such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (x) the following modifications shall be made to the Master Lease as incorporated herein:

               (a) the following provisions of the Master Lease are not incorporated herein: Sections 1, 2, 3, 4, 6, 9, 26(I), 28 (last paragraph), 29 (except with respect to Master Lessor), 30, 35 and 42 and Exhibit "B".

               (b) references to "Landlord" in the following provisions shall mean "Master Lessor" only: Sections 17, 18.C, 24.A (first, third, fifth and seventh references to "Landlord" only), 24.B, 24.C (first reference), 25.B, and 39 (first sentence of second paragraph).

               (c) the reference to $10,000 in Section 12.A shall be replaced by $3,000;

               (d) any right to abate rent provided to Sublessee through incorporation of the provisions of the Master Lease shall not exceed the rent actually abated under the Master Lease with respect to the Subleased Premises.

          B.  Incorporation of Obligations. This Sublease is and at all times
              ----------------------------
shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly agrees: (i) to comply with all provisions of the Master Lease which are incorporated by reference in this Sublease; and (ii) except as otherwise provided in this Sublease, to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease with respect to the Subleased Premises during the term of this Sublease. Sublessor shall perform or cause to be performed all of the obligations of "Tenant" under the Master Lease, except to the extent such obligations are incorporated herein as obligations of Sublessee under this Sublease. In the event the Master Lease is terminated for any reason, whatsoever, this Sublease shall terminate simultaneously with such termination; provided, however, that if, without the fault of Sublessor, the Master Lease should terminate prior to the expiration of this Sublease, Sublessor shall have no liability to Sublessee on account of such termination. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control.

     24.  Right to Contest: If Sublessor does not have the right to contest any
          ----------------
matter in the Master Lease due to expiration of any time limit that may be set forth therein or for any other reason, then notwithstanding any incorporation of any such provision from the Master Lease in this Sublease, Sublessee shall also not have the right to contest any such matter.

     25.  Covenant of Quiet Enjoyment: Sublessee peacefully shall have, hold and
          ---------------------------
enjoy the Subleased Premises, subject to the terms and conditions of this Sublease, provided that Sublessee pays all Rent imposed hereunder and otherwise performs all of Sublessee's covenants and agreements contained herein.

     26.  Conditions Precedent: Notwithstanding anything to the contrary in this
          --------------------
Sublease: this Sublease and Sublessor's and Sublessee's obligations hereunder are conditioned upon the written consent of Master Lessor to this Sublease. If Sublessor does not receive such consent within thirty (30) days after execution of this Sublease by Sublessor, then until such time consent is obtained, Sublessor may terminate this Sublease by giving Sublessee written notice thereof, and upon such termination, Sublessor shall return to Sublessee its payment of Base Monthly Rent paid by Sublessee pursuant to Paragraph 4 hereof and the Security Deposit.

     27.  No Third Party Rights: The benefit of the provisions of this Sublease
          ---------------------
is expressly limited to Sublessor and Sublessee and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

     28.  Choice of Law; Severability: This Sublease shall in all respects be
          ---------------------------
governed by and construed in accordance with the laws of the State of California. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

     29.  Amendment: This Sublease may not be amended except by the written
          ---------
agreement of all parties hereto.

     30.  Attorneys' Fees: If either party brings any action or legal proceeding
          ---------------
with respect to this Sublease, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, experts' fees, and court costs. If either party becomes the subject of any bankruptcy or insolvency proceeding, then the other party shall be entitled to recover all reasonable attorneys' fees, experts' fees, and other costs incurred by that party in protecting its rights hereunder and in obtaining any other relief as a consequence of such proceeding.

     3.1  Authority to Execute: Sublessee and Sublessor each represent and
          --------------------
warrant to the other that each person executing this Sublease on behalf of each party is duly authorized to execute and deliver this Sublease on behalf of that party.

     32.  Counterparts: This Sublease may be executed in one (1) or more
          ------------
counterparts each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one (1) document.

     33.  ADA:  Sublessor represents to Sublessee that Sublessor has no actual
          ----
knowledge that any portion of the Master Premises does not comply with the Americans With Disabilities Act (the "ADA"). However, Sublessee acknowledges that Sublessor has made no inquiry nor done any investigation whatsoever with regard to ADA compliance.

     34.  Gates:  Sublessor hereby agrees to use its good faith efforts in order
          ------
to cause the gates to the parking lots on the Master Premises to remain open at all times. In addition, subject to the consent of the Master Lessor, Sublessee may, at its cost, remove those gates and that portion of the fencing as indicated on Exhibit B hereto.

     35.  Demising Space:  Sublessee shall at its cost construct a wall which
          --------------
demises Area W1 and the Subleased Premises as shown on Exhibit B.

     IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSOR:                             SUBLESSEE:

DURECT CORPORATION, a Delaware         LIGHTERA NETWORKS, INC., a  Delaware
corporation                            corporation

By:  /s/ Thomas A. Schreck             By:  /s/ David E. Chambers
    -------------------------              --------------------------------
Name: Thomas A. Schreck                Name:  David E. Chambers
      ------------------------               ------------------------------

Its:  Chief Financial Officer          Its: Vice President of Engineering &
      -----------------------               -------------------------------
                                            Manufacturing
                                            -------------

    Address:  10240 Bubb Road                    Address:  10201 Bubb Road
    Cupertino, CA  95014                         Cupertino, CA  95014

                              CONSENT TO SUBLEASE

     Master Lessor hereby acknowledges receipt of a copy of this Sublease, and consents to the terms and conditions of this Sublease. Master Lessor represents and warrants that the Master Lease is in full force and effect and has not been modified, and to Master Lessor's knowledge, there exists under the Master Lease no default or event of default by either Master Lessor or Sublessor, nor has there occurred any event which, with the giving of notice or the passage of time or both, could constitute such a default or event of default. By this consent, Master Lessor shall not be deemed in any way to have entered into the Sublease or to have consented to any further assignment or sublease.


                           MASTER LESSOR:

                           DE ANZA ENTERPRISES, LTD.


                           By: /s/ Julia Hoover-Smoot
                               -----------------------------------
                           Print Name: Julia Hoover-Smoot
                                       ---------------------------
                           Title: Attorney
                                  --------------------------------
                           Dated: March 18, 1999
                                  --------------------------------

                                   EXHIBIT A
                                   ---------

                                  MASTER LEASE
                                   (Attached)

                                   EXHIBIT B
                                   ---------
                               SUBLEASED PREMISES
                                   (Attached)

                                   EXHIBIT C
                                   ---------
                              FURNITURE INVENTORY


-------------------------------------------------------------------------------------------
          Description                          Count                  Tag #
-------------------------------------------------------------------------------------------
Gray Metal File Cabinet - 4 drawer               36                   00153-54, 00205-08,
                                                                      00215, 00220-21,
                                                                      00228, 00235, 00269,
                                                                      00275-80, 00290,
                                                                      00295, 00325,
                                                                      00327-31, 00339-40,
                                                                      00350-51, 00362,
                                                                      00367, 00371-74
-------------------------------------------------------------------------------------------
Dark Blue Metal File Cabinet - 2 drawer           1                   00199
-------------------------------------------------------------------------------------------
Blond Wood Top File Cabinet - 2 drawer            1                   00211
-------------------------------------------------------------------------------------------
Gray/Blond Wood Top Storage Cabinets              3                   00222-00224
-------------------------------------------------------------------------------------------
Burgundy High Back Swivel Office Chairs          41                   00158-59, 00177,
                                                                      00230-31, 00236,
                                                                      00241-47, 00250-66,
                                                                      00273, 00284, 00294,
                                                                      00300, 00303,00310,
                                                                      00313, 00317, 00324,
                                                                      00341, 00347,
                                                                      00354, 00358-59,
                                                                      00368, 00378-, 00382,
                                                                      00386-87, 00390,
                                                                      00393-94
-------------------------------------------------------------------------------------------
Green Office Guest Chairs                         3                   001160-62
-------------------------------------------------------------------------------------------
Burgundy Office Guest Chairs                     52                   00163-76, 00178-97,
                                                                      00267-68, 00285-86,
                                                                      00292-93, 00301-02,
                                                                      00342-43, 00348-49,
                                                                      00360-61, 00369-70,
                                                                      00391-92
-------------------------------------------------------------------------------------------
Gray Metal 5 Shelf Bookshelf                      1                   00326
-------------------------------------------------------------------------------------------
Gray Metal 4 Shelf Bookshelf                      8                   00203-04, 00219,
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                                                      00229, 00272, 00335,
                                                                      00363, 00375
-------------------------------------------------------------------------------------------
Furniture Inventory
-------------------------------------------------------------------------------------------
Description                                           Count                  Tag #
-------------------------------------------------------------------------------------------
Gray Metal 3 Shelf Bookshelf                               1                00296
-------------------------------------------------------------------------------------------
Gray Metal 2 Shelf Bookshelf                               2                00237, 00291
-------------------------------------------------------------------------------------------
Black Lobby Coffee Table                                   1                00238
-------------------------------------------------------------------------------------------
Lobby Ashtray Canister                                     1                00239
-------------------------------------------------------------------------------------------
Large Oval Blond Wood Conference Table                     1                00240
-------------------------------------------------------------------------------------------
Small Oval Blond Wood Conference Table                     2                00248-49
-------------------------------------------------------------------------------------------
Blond Wood Top Round Table                                 1                00157
-------------------------------------------------------------------------------------------
Gray Round Tables                                          2                00156, 00198
-------------------------------------------------------------------------------------------
Gray Rectangular Table                                     1                00274
-------------------------------------------------------------------------------------------


Acknowledged by:

Durect Corp:

By:___________________________      Dated:_____________________________


Lightera Networks, Inc.:

By:___________________________      Dated:_____________________________